EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated February 8, 2001 on the statement of condition and related securities portfolio of Van Kampen Focus Portfolios Insured Income Trust, Series 77 as of February 8, 2001 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Report of Certified Public Accountants."


                                                          GRANT THORNTON LLP


Chicago, Illinois
February 8, 2001